     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           ARTHUR J. GALLAGHER & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                DELAWARE                               36-2151613
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                TWO PIERCE PLACE
                          ITASCA, ILLINOIS 60143-3141
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                           ARTHUR J. GALLAGHER & CO.
                      1988 NONQUALIFIED STOCK OPTION PLAN
                           ARTHUR J. GALLAGHER & CO.
                 1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                               ----------------

                                 CARL E. FASIG
                             COUNSEL AND SECRETARY
                           ARTHUR J. GALLAGHER & CO.
                                TWO PIERCE PLACE
                          ITASCA, ILLINOIS 60143-3141
                                 (708) 285-3449
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                    PROPOSED       PROPOSED
                                      AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE         TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
           REGISTERED               REGISTERED     PER SHARE    OFFERING PRICE      FEE
- --------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share.................   769,000(a)     $33.625(b)    $25,857,625     $8,916.42
- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(a) Includes such indeterminant number of shares as may be issuable by reason of the operation of the anti-dilution provisions of the Plans.
(b) Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices quoted for the Registrant's Common Stock, as reported on the consolidated transaction reporting system for securities listed on the New York Stock Exchange on June 18, 1996.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The following documents are incorporated by reference in the registration statement:

  The Company's Registration Statement on Form S-1 (Registration No. 333-1435) declared effective by the Commission on March 27, 1996, the Company's annual report on Form 10-K for the year ended December 31, 1995, and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996, are incorporated herein by reference. Also incorporated herein by reference is the description of the Common Stock registered hereunder contained in Form 8-A (Registration No. 0-13480), which incorporates by reference the Company's Registration Statement on Form S-1 (Registration No. 2-89195) and the description of common share purchase rights currently attached to the Common Stock contained in Form 8-A (Registration No. 0-13480) filed with the Commission on May 12, 1987, and in the Company's Current Report on Form 8-K (Registration No. 0-13480) filed with the Commission on May 18, 1987.

  All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The legality of the shares of Common Stock offered under the Plan will be passed upon by Carl E. Fasig, Counsel and Secretary for the Company. Mr. Fasig holds options with respect to 2,300 shares of Common Stock that are exercisable more than 60 days from the date of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Seventh of the Registrant's By-laws (filed as Exhibit 3.2) and Article Thirteenth of the Company's Restated Certificate of Incorporation (filed as Exhibit 3.1) provide in effect for the indemnification by the Registrant of each director, officer, employee or agent of the Registrant to the full extent permitted by the Delaware General Corporation Law.

  Article Seventh of the Registrant's By-laws provides that the Registrant shall indemnify any person in connection with any action, suit, or proceeding brought or threatened by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise against all costs actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the Registrant, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his duty to the Registrant, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

  Article Thirteenth of the Company's Restated Certificate of Incorporation eliminates the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his duty of loyalty to the Company and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Laws or obtains an improper personal benefit.

  The Registrant also maintains and pays premiums on a directors' and officers' liability insurance policy and entered into an Indemnity Agreement with each of the directors and officers of the Company. The provisions of the Indemnity Agreement alter or clarify the statutory indemnity in the following respects:
(1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, the Indemnity Agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.

  The preceding summary is qualified in its entirety by the Company's Restated Certificate of Incorporation, By-laws and Indemnity Agreement which are filed as exhibits to this Registration Statement and for further information, reference is made thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

  The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provision of the Registrant's By-laws, Directors' and Officers' Liability Insurance Policy, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

  This Registration Statement contains forward looking statements. Forward looking statements made by or on behalf of the Company are subject to risks and uncertainties, including but not limited to the following: the Company's commission revenues are highly dependent on premiums charged by insurers, which are subject to fluctuation; the property and casualty insurance industry continues to experience a prolonged soft market despite high losses; continued low interest rates will reduce income earned on invested funds; the insurance brokerage and service businesses are extremely competitive with a number of competitors being substantially larger than the Company; the alternative insurance market continues to grow; the Company's revenues vary significantly from quarter to quarter as a result of the timing of policy renewals and the net effect of new and lost business production; the general level of economic activity can have a substantial impact on the Company's renewal business. The Company's ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future, and which, if consummated, may or may not be advantageous to the Company. Accordingly, actual results may differ materially from those set forth in the forward looking statements. Attention is also directed to other risk factors set forth in documents filed by the Company with the Securities and Exchange Commission.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ITASCA AND STATE OF ILLINOIS, ON THE 18TH DAY OF JUNE, 1996.

                                          Arthur J. Gallagher & Co.

                                               /s/ J. Patrick Gallagher, Jr.
                                          By: _________________________________
                                                 J. Patrick Gallagher, Jr.
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 18, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
           Robert E. Gallagher*
- -------------------------------------------
            Robert E. Gallagher             Chairman and Director
       /s/ J. Patrick Gallagher, Jr.
- -------------------------------------------
         J. Patrick Gallagher, Jr.          President and Director
                                             (Chief Executive Officer)
          /s/ Michael J. Cloherty
- -------------------------------------------
            Michael J. Cloherty             Executive Vice President-Finance and
                                             Director
                                             (Chief Financial Officer)
             /s/ David B. Hoch
- -------------------------------------------
               David B. Hoch                Controller
                                             (Chief Accounting Officer)
            T. Kimball Brooker*
- -------------------------------------------
            T. Kimball Brooker              Director
             John G. Campbell*
- -------------------------------------------
             John G. Campbell               Director
             Jack M. Greenberg*
- -------------------------------------------
             Jack M. Greenberg              Director
          Frank M. Heffernan, Jr.*
- -------------------------------------------
          Frank M. Heffernan, Jr.           Director
            Philip A. Marineau*
- -------------------------------------------
            Philip A. Marineau              Director
             Walter F. McClure*
- -------------------------------------------
             Walter F. McClure              Director
              James R. Wimmer*
- -------------------------------------------
              James R. Wimmer               Director

          /s/ Carl E. Fasig
*By: ________________________________
            Carl E. Fasig,
           Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                         WHERE
                                                                        EXHIBIT
  EXHIBIT                                                               CAN BE
  NUMBER                             EXHIBIT                             FOUND
  -------                            -------                            -------
  3.1      Restated Certificate of Incorporation of the Company (in-
           corporated by reference to Exhibit number 2(a) to
           Company's Form 8-A Registration Statement filed
           October 22, 1987, File No. 1-9761).
  3.2      By-Laws of the Company (incorporated by reference to the
           same exhibit number to Company's Form S-1 Registration
           Statement No. 33-10447).
  3.3      Rights Agreement between the Company and Bank of America
           Illinois (incorporated by reference to Exhibits 1 and 2 to
           Company's Form 8-A Registration Statement filed May 12,
           1987, File No. 0-13480).
  3.4      Assignment and Assumption Agreement of Rights Agreement by
           and among Bank of America Illinois (formerly Continental
           Illinois National Bank and Trust Company of Chicago), Har-
           ris Trust and Savings Bank and the Company (incorporated
           by reference to the same exhibit number to Company's Form
           S-8 Registration Statement No. 33-38031.)
  4.1      Instruments defining the rights of security holders (rele-
           vant portions contained in the Restated Certificate of In-
           corporation and By-Laws of the Company and the Rights
           Agreement in Exhibits 3.1, 3.2, and 3.3, respectively,
           hereby incorporated by reference).
  4.4      Credit Agreement dated February 16, 1993 (incorporated by
           reference to same exhibit number to Company's Form 10-K
           Annual Report for 1992, File No.
           1-9761).
  5.0      Opinion of Carl E. Fasig, Counsel and Secretary to the
           Company, including consent.
 10.1      Arthur J. Gallagher & Co. Incentive Stock Option Plan and
           related form of stock option agreement (incorporated by
           reference to the same exhibit number to Company's Form S-1
           Registration Statement No. 2-89195).
 10.1.1    Amendment No. 1 to Exhibit Number 10.1 (incorporated by
           reference to Exhibit Number 10.3 to Company's Form S-8
           Registration Statement No. 33-604).
 10.1.2    Amendment No. 2 to Exhibit Number 10.1 (incorporated by
           reference to Exhibit Number 10.3.1 to Company's Form S-8
           Registration Statement No. 33-14625).
 10.2      Arthur J. Gallagher & Co. Nonqualified Stock Option Plan
           and related form of stock option agreement (incorporated
           by reference to the same exhibit number to Company's Form
           S-1 Registration Statement No. 2-89195).
 10.2.1    Amendment No. 1 to Exhibit Number 10.2 (incorporated by
           reference to Exhibit Number 10.4 to Company's Form S-8
           Registration Statement No. 33-604).
 10.2.2    Amendment No. 2 to Exhibit Number 10.2 (incorporated by
           reference to Exhibit Number 10.4.1 to Company's Form S-8
           Registration Statement No. 33-14625).
 10.25     Arthur J. Gallagher & Co. United Kingdom Incentive Stock
           Option Plan and related form of stock option agreement
           (incorporated by reference to the same exhibit number to
           Company's Form 10-K Annual Report for 1986, File No.
           0-13480).

     10.26     Arthur J. Gallagher & Co. 1988 Incentive Stock Option Plan
               (incorporated by reference to the same exhibit number to Company's Form S-1 Registration Statement No. 33-22029).
     10.26.1 Amendment No. 1 to Exhibit No. 10.26 (incorporated by ref-erence to Exhibit Number 10.3 to Company's Form S-8 Regis-tration Statement No. 33-24251).
     10.26.2 Amendment No. 2 to Exhibit No. 10.26 (incorporated by ref-erence to same exhibit number on Company's Form S-8 Regis-tration Statement No. 33-64614).
     10.27     Arthur J. Gallagher & Co. 1988 Nonqualified Stock Option
               Plan (incorporated by reference to the same exhibit number to Company's Form S-1 Registration Statement No. 33-
               22029).
     10.27.1 Amendment No. 1 to Exhibit Number 10.27 (incorporated by reference to Exhibit Number 10.4 to Company's Form S-8
               Registration Statement No. 33-30762).
     10.27.2 Amendment No. 2 to Exhibit No. 10.27 (incorporated by ref-erence to Exhibit No. 10.5 to Company's Form S-8 Registra-tion Statement No. 33-38031).
     10.27.3 Amendment No. 3 to Exhibit No. 10.27 (incorporated by ref-erence to same exhibit number on Company's Form S-8 Regis-tration Statement No. 33-64614).
     10.27.4 Amendment No. 5 to Exhibit No. 10.27 (incorporated by ref-erence to the same exhibit number to Company's Form S-8
               Registration Statement No. 33-80648).
     10.27.5   Amendment No. 6 to Exhibit 10.27.
     10.28     Arthur J. Gallagher & Co. 1989 Non-Employee Directors'
               Stock Option Plan (incorporated by reference to Exhibit
               Number 10.1 to Company's Form S-8 Registration Statement
               No. 33-30816).
     10.28.1 Amendment No. 1 to Exhibit No. 10.28 (incorporated by ref-erence to the same exhibit number to Company's Form 10-K
               Annual Report for 1990, File No. 1-9761).
     10.28.2 Amendment No. 3 to Exhibit No. 10.28 (incorporated by ref-erence to same exhibit number on Company's Form S-8 Regis-tration Statement No. 33-64614).
     10.28.3 Amendment No. 5 to Exhibit No. 10.28 (incorporated by ref-erence to the same exhibit number to Company's Form S-8
               Registration Statement No. 33-80648).
     10.28.4   Amendment No. 6 to Exhibit 10.28.
     10.5      Lease Agreement between Arthur J. Gallagher & Co. and
               Itasca Center III Limited Partnership, a Texas limited partnership, dated July 26, 1989 (incorporated by refer-ence to the same exhibit number to Company's Form 10-K An-nual Report for 1989, File No. 1-9761).
     10.7      Letter dated December 31, 1983 from Arthur J. Gallagher &
               Co. to Bank of America Illinois regarding Common Stock
               Purchase Financing Program including exhibits thereto and related letters (incorporated by reference to the same ex-hibit number to Company's Form S-1 Registration Statement
               No. 2-89195).
     10.7.1    Amendment to Exhibit Number 10.7 dated September 11, 1985
               (incorporated by reference to the same exhibit number to Company's Form 10-K Annual Report for 1985, File No. 0-
               13480).
     10.10     Board of Directors' Resolution from meeting on January 26,
               1984, relating to consulting and retirement benefits for certain directors (incorporated by reference to the same exhibit number to Company's Form S-1 Registration State-ment No. 2-89195).

     10.11 Form of Indemnity Agreement between the Company and each of its directors and corporate officers (incorporated by reference to Attachment A to the Company's Proxy Statement dated April 10, 1987 for its Annual Meeting of Stockhold-ers, File No. 0-13480).
     10.13     Arthur J. Gallagher & Co. Stock Option Agreements dated
               May 10, 1988 between the Company and each of Robert H. B.
               Baldwin, Jack M. Greenberg and James R. Wimmer (incorpo-rated by reference to the same exhibit number to Company's
               Form 10-K Annual Report for 1988, File No. 1-9761).
     11.0 Statement re: computation of earnings per common and com-mon equivalent share (incorporated by reference to the same exhibit number to Company's Form 10-K Annual Report for 1995, File No. 1-9761).
     21.0 Subsidiaries of the Company, including state or other ju-risdiction of incorporation or organization and the names under which each does business.
     23.1      Consent of Ernst & Young LLP, as independent auditors.
     23.2      Consent of Carl E. Fasig, Counsel and Secretary to the
               Company, included in Exhibit 5.0.
     24.0      Powers of Attorney.
     27.0 Financial Data Schedule (incorporated by reference to the same exhibit number to Company's Form 10-K Annual Report for 1995, File No. 1-9761).